UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2024

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, the Board of Directors (the “Board”) of Alta Equipment Group Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from five to six directors and subsequently appointed Sidhartha Nair to join the Board of the Company, effective immediately, filling the vacancy created by the increase in the size of the Board. Mr. Nair was appointed to the class of directors whose term expires at the Company’s annual meeting of shareholders in 2025.

Mr. Nair, age 52, is the Head of Strategy, Americas Region, for Mercedes-Benz Mobility and leads Strategic and Transformation activities in the U.S., Canada and Mexico since December 2021. Mr. Nair first joined Daimler Financial Services in 2003 and has held roles of increasing responsibility during his tenure of more than 20 years in the U.S., Caribbean and India business units. Prior to 2003, he held a previous role with McKinsey & Company as a consultant working on developing strategic solutions addressing growth, turnaround and new market entry. Mr. Nair holds a MBA from the University of Michigan, Ross School of Business and a Masters in Engineering from Purdue University. Mr. Nair brings global experience and knowledge of startup, new market entry, growth, and digital transformation of businesses at different periods in their life cycle.

As a non-employee director, Mr. Nair will receive cash compensation and an equity award for his Board service, in accordance with the Company’s non-employee director compensation program, as amended from time to time. There are no arrangements or understandings between Mr. Nair and any other persons pursuant to which Mr. Nair was selected to serve as director. Mr. Nair is not related to any officer or other director of the Company and there are no transactions or relationships between Mr. Nair and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 26, 2024, the Company issued a press release announcing the appointment of Mr. Nair, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated February 26, 2024, of Alta Equipment Group Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Date:	February 26, 2024	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt Title: Chief Executive Officer